Exhibit 10.27

THIRD AMENDMENT TO THE

AMGEN NONQUALIFIED DEFERRED COMPENSATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2005)

The Amgen Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2005 (the “Plan”) is hereby amended effective as follows:

1.	Effective January 1, 2007, a new Appendix A is added to the Plan to designate, in addition to Amgen Inc., the subsidiaries and affiliates of Amgen Inc. that are participating employers:

Appendix A

The following subsidiaries and affiliates of Amgen Inc. are designated as Employers:

Amgen Fremont Inc.

Amgen Manufacturing, Limited

Amgen Mountain View Inc.

Amgen SF, LLC

Amgen USA Inc.

Amgen Worldwide Services, Inc.

Immunex Corporation

Immunex Manufacturing Corporation

Immunex Rhode Island Corporation

Tularik Pharmaceutical Company

2.	Effective as of November 27, 2006, a new Appendix B is added to the Plan to set forth the eligibility requirements for staff members to participate in the Plan:

Appendix B

Subject to the other terms and conditions of the Plan, the following management-level Employees shall be eligible to participate in the Plan:

1.	Those management-level Employees at Job Level 7 or higher.

2.	Those management-level Employees at Job Level 6 who, prior to the implementation of the Global Career Framework, were participating in the Plan.

To record this Third Amendment to the Plan as set forth herein, Amgen Inc. has caused its authorized officer to execute this document this 15th day of December 2006.

AMGEN INC.

By:	/s/ BRIAN MCNAMEE
Title:	Senior Vice President, Human Resources